UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 14, 2014

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 14, 2014, Paycom Software, Inc. (the “Company”), along with certain named selling stockholders (collectively, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 6,645,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), including 4,606,882 shares issued and sold by the Company and 2,038,118 shares sold by the Selling Stockholders at a price of $15.00 per share ($13.95 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted an over-allotment option for a period of 30 days (the “Over-Allotment Option”) to purchase up to an additional 996,750 shares of Common Stock from certain Selling Stockholders, at the same price per share to cover over-allotments, if any. The material terms of the Offering are described in the prospectus, dated April 14, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 15, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-194462), initially filed by the Company with the Securities and Exchange Commission on March 10, 2014.

Pursuant to the Underwriting Agreement, the Company and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As described under the section entitled “Underwriters” in the Prospectus, certain of the Underwriters have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company for which they have received and in the future will be entitled to receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01 Other Events.

On April 21, 2014, the Company announced the completion of its initial public offering and the exercise in full by the Underwriters of their Over-Allotment Option. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 8.01 (including Exhibit 99.1 hereto), shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Sections 11 and 12(a)(2) of the Securities Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 14, 2014, by and among Paycom Software, Inc., the selling stockholders party thereto and the Underwriters named therein.

99.1	Press Release, dated April 21, 2014, announcing the closing of the initial public offering and the exercise of option to purchase additional shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: April 21, 2014	By:	/s/ Craig E. Boelte
Name: Craig E. Boelte
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 14, 2014, by and among Paycom Software, Inc., the selling stockholders party thereto and the Underwriters named therein.

99.1	Press Release, dated April 21, 2014, announcing the closing of the initial public offering and the exercise of option to purchase additional shares.